[BB&T Letterhead]

March 24, 1998


Mr. John W. Stealey
215 Southport Drive, Suite 1000
Morrisville, NC 27560

RE: Secured Loan In The Original Principal Amount Of $2,750,000.00, Loan #432-0041770, Note #00013

Dear Mr. Stealey:

     This letter sets forth certain of the terms under which BRANCH BANKING AND TRUST COMPANY (the "Bank") has agreed to make a loan to Interactive Magic, Inc. ("Borrower") in the principal amount of Two Million Seven Hundred Fifty Thousand and 00/100 Dollars ($2,750,000.00) (the "Loan"). The Loan shall be secured by the pledge and assignment of, and the grant of a security interest to the Bank in your securities account with NationsBank Montgomery Securities LLC (the "Broker"), Account No. 110-70541, together with all securities entitlements and other financial assets and investment property held therein at any time (whether now owned or hereafter acquired), including, without limitation, stocks, bonds, units, mutual funds, government securities, instruments, debentures, and property of every kind comprising the Account, whether certificated, uncertificated or otherwise representing a book entry position, right, interest or claim thereto, and all proceeds and noncash proceeds therefrom, including, without limitation, interest, cash dividends, stock dividends and other distributions paid on or in connection with any such security entitlement, financial asset and other investment property, and any cash or cash equivalents held at any time in the Account (collectively, the "Securities Account").

     1. To evidence the Loan, Borrower has executed and delivered to the Bank a promissory note in the form of Exhibit "A" attached hereto (the "Note").

     2. To secure payment of all indebtedness and obligations evidenced by the Note (including all extensions, renewals, modifications and substitutions thereof), you hereby pledge and assign, and grant a first priority security interest to the Bank in all of your right, title, and interest in the Securities Account. You hereby represent and warrant to the Bank that you are the only owner of the Securities Account, that you have not assigned, pledged or granted a security interest in the Securities Account, or any part thereof, to any other person or entity, and that assigning, pledging and granting a security interest in the Securities Account to the Bank does not and will not violate any provision of any contract executed by you in connection with the Securities Account. You shall execute the Broker's Control Agreement/Pledged Collateral Account Agreement in the form attached hereto which upon execution by all of the parties

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thereto shall serve to perfect the Bank's  security  interest in and confirm the
Bank's right of exclusive control over the Securities Account.

     3. If requested by the Bank, you agree to take any and all actions, including your execution of any other agreements, instruments or documents in form and content satisfactory to the Bank, which the Bank deems necessary and proper, in its sole discretion, to further perfect and/or maintain the Bank's perfected security interest in the Securities Account. In the event you should receive during the term of the Loan any investment properties or other financial assets which comprise any part of the principal assets of the Securities Account, you agree to immediately deliver the same, in the exact form received, to the Bank to be held by the Bank as collateral for the Loan.

     4. You hereby agree to indemnify and hold the Broker, its officers and employees, harmless from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all costs, including court costs and reasonable attorneys' fees, that may arise or result from the Broker complying, without your further consent, with the instructions and orders of the Bank, as secured creditor, given in connection with the Bank's exercise of its control over and secured rights in the Securities Account.

     5. Prior to an event of default hereunder or under the Note or related Loan documents thereto, you and your agent, if any, may exercise voting rights and execute trades (both purchases and sales) with respect to any securities entitlements and other financial assets and investment property that are credited to or held in the Securities Account; provided, however, that you and your agent, if any, may not withdraw any securities entitlements or other financial assets and investment properties, including any proceeds therefrom, or any cash or cash equivalents credited to or held in the Securities Account without the prior written consent of the Bank. Notwithstanding the foregoing withdrawal restriction, you may, prior to an event of default, receive (i) ordinary cash dividends declared and paid from time to time on any securities entitlements or other financial assets and investment properties credited to or held in the Securities Account and (ii) interest paid on cash or cash equivalents credited to or held in the Securities Account. Upon an event of default, however, the Bank shall have the right to cause the Broker to cease all trading in the Securities Account by you or your agent, if any, and to accumulate any and all cash dividends, interest and other profits and proceeds realized therein from time to time for the benefit of the Bank, as secured creditor.

     6. Without the prior written consent of the Bank, you and your agent, if any, shall not margin (including, selling short, borrowing securities or otherwise causing credit to be extended), encumber, pledge, or hypothecate the Securities Account, or any part thereof, except to the Bank. Further, without the prior written consent of the Bank, you and your agent, if any, shall not engage in the trading of commodity future contracts or options with respect to the Securities Account. Should the market value of the Securities Account at any time fall below $3,300,000.00 and you are unable to deposit such cash and/or financial assets as may be required to restore the Securities Account's market value to the aforementioned level within five (5) days, the Bank shall have the right to declare the Note in default and cause the Broker to

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cease all  trading  in the  Securities  Account by you and your  agent,  if any, and/or cause the Broker (i) to pay to the Bank sufficient cash or cash equivalents from the Securities Account, and/or sell sufficient securities entitlements or other financial assets and investment properties credited or held therein, and pay the proceeds therefrom to the Bank, to pay the outstanding indebtedness due under the Note, and/or (ii) to transfer or deliver to the Bank or its agent any or all of the securities entitlements or other financial assets and investment properties credited or held in the Securities Account at any time.

     7. In  addition  to the  failure to comply  with the terms of  paragraph  6 above, any of the following events shall also constitute a default under this letter agreement: (i) failure of Borrower to pay to the Bank when due the indebtedness evidenced by the Note or the occurrence of any other default under the terms of the Note or related Loan documents thereto, (ii) should the Bank's security interest in the Securities Account fail to be a first priority, perfected security interest therein, or should such security interest be deemed invalid for any reason, (iii) should you assign, pledge or grant a security interest in the Securities Account to any third party, or (iv) should any representation or warranty made to the Bank in connection with the Loan evidenced by the Note prove to be false or misleading in any material respect. Upon the occurrence of any such event of default, the Bank may, in its sole discretion and upon notification to the Broker, cause the Broker (i) to pay to the Bank sufficient cash or cash equivalents from the Securities Account and/or sell sufficient securities entitlements or other financial assets and investment properties credited or held therein, and pay the proceeds therefrom to the Bank, to pay the outstanding indebtedness due under the Note, and/or (ii) to transfer or deliver to the Bank any or all of the securities entitlements or other financial assets and investment properties credited or held in the Securities Account at any time. In addition to the legal rights specified in this letter agreement, the Bank shall have all rights of a secured creditor under the North Carolina Uniform Commercial Code.

     8. This letter agreement shall be binding upon you and your heirs, personal representatives, executors, administrators, and assigns, and upon the Bank and its successors and assigns.

     9. This letter agreement is made in and shall be governed by the laws of the State of North Carolina.

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     When you have  read and  understand  the  terms of this  letter  agreement, including the attachments hereto, please so acknowledge by signing your name in the space provided below, and return an executed original of this agreement to the Bank. Your business is greatly appreciated and we look forward to a strong and mutually beneficial banking relationship.


                                        Yours truly,

                                        BRANCH BANKING AND TRUST COMPANY

                                        By /s/ Philip M. Rudisill
                                           -------------------------------------
                                           Philip M. Rudisill, Vice President

Read and agreed to this 2nd
day of April, 1998.


/s/ J. W. Stealey
-----------------------------------
John W. Stealey, Borrower/Pledgor

Tax I.D. No. ###-##-####

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Notice  of the  foregoing  letter  agreement,  and the  assignment,  pledge  and security interest created in the Account and Investment Property held therein (whether now owned or hereafter acquired) in favor of Branch Banking and Trust Company is acknowledged hereby, and the undersigned Broker has noted the same upon its records of the Account. The undersigned Broker herewith agrees that, in accordance with the Broker's Collateral Account Agreement attached hereto and without further consent of the above referenced owners of the Account, it will comply with the instructions and orders of the Bank with respect to the exercise by the Bank of its secured rights in the Account and Investment Property held therein at any time.

Dated: ________________,19__.

                                        NationsBank Montgomery Securities, LLC

                                        By
                                           -------------------------------------
                                           Jon T. Dayton, Managing Director

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Notary Public of

I, Carole L. Mays, Notary Public of Wake County, do hereby certify that John W. Stealey personally appeared before me this day and acknowledged the due execution of the foregoing instrument in writing.

Witness my hand and seal, this 2nd day of April, 1998.


My Commission Expires: 8-11-98                    /s/ Carole L. Mays
                                                  -------------------------
                                                  Notary Public

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